UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2013, Industrial Services of America, Inc. (the “Company”) and Algar, Inc. (“Algar”) entered into a Management Services Agreement (the “Management Agreement”).  Under the Management Agreement, Algar will provide the Company with day-to-day senior executive level operating management supervisory services. Algar will also provide business, financial, and organizational strategy and consulting services, as the Company’s board of directors may reasonably request from time to time.

The Management Agreement gives Algar the right to appoint the Company’s President and an additional executive officer of the Company. The Company is required to reimburse Algar on a monthly basis for its pre-approved expenses, as defined in the Management Agreement, including expenses associated with the salaries of its executive appointees and employees. The Management Agreement also provides that the Company’s board of directors will increase to up to seven members, giving Algar the right, subject to certain limitations, to cause the appointment up to three members, one of whom will serve as Vice Chairman. Under the Management Agreement, Algar will be paid a bonus in an amount equal to 10% of any year-over-year increase in the Company’s pre-tax income during the term. The term of the Management Agreement is effective December 1, 2013 and extends through December 31, 2016, subject to earlier termination upon mutual agreement or upon circumstances set forth in the agreement.

Subject to shareholder approval and restrictions on exercisability set forth in a Stock Option Agreement entered into on December 2, 2013 by the Company and Algar (the “Stock Option Agreement”), the Company granted Algar an option to purchase a total of 1,500,000 shares of Company common stock at an exercise price per share of $5.00.

Sean Garber, Algar’s Chairman and Chief Executive Officer, formerly served as the Company’s President from 1997 to 2000. Mr. Garber is also Algar’s largest shareholder. Algar is located in Louisville, Kentucky and specializes in the procurement and sale of new and used auto parts as well as automotive and metal recycling.

In connection with the Management Agreement, Mr. Garber and Orson Oliver, the Company’s interim Chief Executive Officer and Chairman of the board of directors, have received an Irrevocable Proxy from each of Harry Kletter, K & R, LLC and the Harry Kletter Family Limited Partnership (collectively, “Kletter”), which provides Mr. Oliver and Mr. Garber joint voting authority over the shares owned by Kletter, approximately 25.3% of the Company’s issued and outstanding common stock. Kletter is the Company’s largest shareholder. Messrs. Oliver and Garber have entered into a separate agreement in which, among other things, they agree to vote their proxies in favor of matters approved by the Company’s board of directors.

Under the Management Agreement, the Company and Algar have agreed to use their best efforts to effect a business combination between them as soon as is reasonably practicable.

The foregoing description of the Management Agreement, including the Stock Option Agreement attached thereto as Attachment A, is qualified in its entirety by reference to the full text of the Management Agreement, including the Stock Option Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The Company has relied upon the exemption from registration for private placements of securities set forth in Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. On December 2, 2013, in connection with the Management Agreement, the Company’s board of directors appointed Sean Garber as President. Mr. Garber replaces Orson Oliver who had been serving as interim President. Mr. Oliver will continue to serve as the Company’s Chairman and interim Chief Executive Officer.

Under the Management Agreement, the Company will reimburse Algar for the portion of Mr. Garber’s salary that is attributable to Algar’s services under the Management Agreement in an amount not to exceed $20,833.33 per month, or $250,000 per year. The Company expects Algar to appoint Mr. Garber to the Company’s board of directors during the first quarter of 2014; Mr. Garber is expected to be appointed Vice Chairman at that time.

Mr. Garber, age 47, has served as Algar’s Chief Executive Officer since 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.     Description

10.1	Management Services Agreement dated as of December 1, 2013, between the Company and Algar, Inc., including the Stock Option Agreement attached thereto as Attachment A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	December 4, 2013	By:	/s/ Alan Schroering
Alan Schroering
Vice President of Finance and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

10.1	Management Services Agreement dated as of December 1, 2013, between the Company and Algar, Inc., including the Stock Option Agreement attached thereto as Attachment A.